As filed with the Securities and Exchange Commission on November 1, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1637659
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5875 Landerbrook Drive

Cleveland, Ohio 44124

(440) 449-9600

(Address of Principal Executive Offices Including Zip Code)

Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan

(Full Title of the Plan)

Charles A. Bittenbender

Vice President, General Counsel and Secretary

5875 Landerbrook Drive

Cleveland, Ohio 44124

(440) 449-9600

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Class A common stock, $0.01 par value per share (available for awards under the Registrant’s Supplemental Long-Term Equity Incentive Plan)	100,000	$39.65	$3,965,000	$540.83

(1)	Reflects maximum number of shares of Class A common stock of Hyster-Yale Materials Handling, Inc. (the “Registrant”), par value $0.01 per share (the Class A Common”), issuable pursuant to the Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan(the “Plan”) being registered herein.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Class A Common of the Registrant as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on October 24, 2012 within five business day prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exhcnage Commission (the “Commission”), are incorporated in this Registration Statement by reference:

•

The prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 28, 2012 relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-182388);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Commission on November 1, 2012;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2012; and

•

The description of the Class A Common Stock, par value $0.01 per share, of the Registrant contained in the Registrant’s Registration Statement on Form 8-A (Commission No. 001-35646) filed with the Commission on September 7, 2012, including any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being offered hereby will be passed upon by Charles A. Bittenbender, Vice President, General Counsel and Secretary of the Registrant. As of November 1, 2012, Mr. Bittenbender owned 17,891 shares of Class A Common Stock, par value $0.01 per share, and 17,891 shares of Class B Common Stock, par value $0.01 per share, and is eligible to receive awards under the Hyster-Yale Materials Handling Inc. Supplemental Long-Term Equity Incentive Plan.

Item 6. Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides in Article IX that we will indemnify, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”), any person who serves or served as our director or officer who is involved in a proceeding because such person:

•	is or was our director or officer or an administrator or fiduciary for any of our employee benefit plans; or

•

serves or served at our request as a director, officer, employee or agent, or as an administrator or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

This indemnification includes the right to have us pay the expenses incurred in defending such a proceeding before final disposition.

Article VIII of our second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us for monetary damages or our stockholders concerning any acts or omissions in the performance of the director’s duties.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

We have purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) our directors and officers against certain losses resulting from claims against them in their capacities as directors and officers, or as an administrator or fiduciary of any of our employee benefit plans, to the extent that such losses are not indemnified by us and (2) us to the extent that we indemnify such directors and officers for losses as permitted under the laws of Delaware.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-182388) filed with the Commission on September 26, 2012)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-182388), filed with the Commission on September 26, 2012)

4.3	Stockholders’ Agreement among the signatories thereto and the Registrant (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2012)

4.4	Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan dated September 28, 2012.

5.1	Opinion of Charles A. Bittenbender, Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Charles A. Bittenbender, Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney of Alfred M. Rankin, Jr.

24.2	Power of Attorney of Kenneth C. Schilling

24.3	Power of Attorney of J.C. Butler, Jr.

24.4	Power of Attorney of Carolyn Corvi

24.5	Power of Attorney of John P. Jumper

24.6	Power of Attorney of Dennis W. LaBarre

24.7	Power of Attorney of Claiborne Rankin

24.8	Power of Attorney of Michael E. Shannon

24.9	Power of Attorney of Britton T. Taplin

24.10	Power of Attorney of Eugene Wong

Item 9. Undertakings.

(a)(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(a)(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on this 1st day of November, 2012.

HYSTER-YALE MATERIALS HANDLING, INC.

By:	/s/ Charles A. Bittenbender
Name:	Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alfred M. Rankin, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	November 1, 2012

* Kenneth C. Schilling	Vice President, Chief Financial Officer (Principal Financial Officer)	November 1, 2012

* J.C. Butler, Jr.	Director	November 1, 2012

* Carolyn Corvi	Director	November 1, 2012

* John P. Jumper	Director	November 1, 2012

* Dennis W. LaBarre	Director	November 1, 2012

* Claiborne Rankin	Director	November 1, 2012

* Michael E. Shannon	Director	November 1, 2012

* Britton T. Taplin	Director	November 1, 2012

* Eugene Wong	Director	November 1, 2012

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver to this registration statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-182388) filed with the Commission on September 26, 2012)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-182388), filed with the Commission on September 26, 2012)

4.3	Stockholders’ Agreement among the signatories thereto and the Registrant (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2012)

4.4	Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan dated September 28, 2012.

5.1	Opinion of Charles A. Bittenbender, Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Charles A. Bittenbender, Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney of Alfred M. Rankin, Jr.

24.2	Power of Attorney of Kenneth C. Schilling

24.3	Power of Attorney of J.C. Butler, Jr.

24.4	Power of Attorney of Carolyn Corvi

24.5	Power of Attorney of John P. Jumper

24.6	Power of Attorney of Dennis W. LaBarre

24.7	Power of Attorney of Claiborne Rankin

24.8	Power of Attorney of Michael E. Shannon

24.9	Power of Attorney of Britton T. Taplin

24.10	Power of Attorney of Eugene Wong